DEVELOPMENT FINANCING AGREEMENT

THIS AGREEMENT, made and entered into effective as of this 30 day of June, 2000, by and between Razzoo's, Inc. (hereinafter referred to as "Lessee"), whose address is 15950 Dallas Parkway, Suite 785, North Dallas, TX 75248, and AEI Private Net Lease Millennium Fund Limited Partnership ("Millennium Fund"), AEI Real Estate Fund XVIII Limited Partnership ("Fund XVIII"), AEI Net Lease Income & Growth Fund XIX Limited Partnership ("Fund XIX"), and AEI Income & Growth Fund 23 LLC ("Fund 23") whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 (hereinafter referred to as "Lessor") .


W I T N E S S E T H, that:

     WHEREAS,  Lessee  is  contemplating building  the  following
Improvements on the premises described in Exhibit "A" attached hereto :

   Construction of a building and improvements to be used as a Razzoo's Cajun Caf
   Restaurant.

   WHEREAS,   Lessee   has  made  application   to   Lessor   for
development financing to defray the costs of constructing such Improvements;

   WHEREAS, Lessor has issued to Lessee its Development Financing and Leasing Commitment to advance funds in the amount hereinafter specified, subject to compliance with the terms and conditions of this Development Financing Agreement and the Net Lease Agreement (the "Lease") of even date herewith;

   NOW, THEREFORE, in consideration of entering into the Lease and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                           ARTICLE I
                          DEFINITIONS

   For purposes of this Agreement, the following terms shall have the following meanings:

   1. "Application" shall mean Lessee's application to the Lessor for the Development Financing the terms and conditions of which are incorporated herein by reference.

   2. "Architect's Contract" shall mean Lessee's contract with the Project Architect.

   3.   "Commitment"  shall mean Lessor's  Commitment  to  Lessee
   agreeing   to   provide   the  Development   Financing.   (The
   "Development Financing and Leasing Commitment" dated of even date herewith.)

   4. "Completion Date" shall mean midnight, January 31, 2001, subject to Force Majeure, as defined herein.

   5. "Construction Costs" shall mean land costs, all costs paid to construct and complete the Improvements, as specified on Exhibit "B" attached hereto and made a part hereof.

   6. "Construction Contracts" shall mean the contracts between Lessee and Contractors for the furnishing of labor, services or materials to the Leased Premises in connection with the construction of the Improvements.

   7. "Contractors" shall mean those firms directly engaged by Lessee to construct the Improvements, whether one or more.

   8.   "Contract  Documents" shall mean the Project  Architect's
   Contract, Plans and Specifications and the contract with the Contractor.

   9. "Development Financing" shall mean the funds to be made available pursuant to the Commitment and not to exceed the lesser of the Construction Costs or the maximum loan amount of Three Million Eight Hundred Thirty Thousand Dollars ($3,830,000) as specified in the Commitment.

   10.  "Development Financing and Carrying Charges"  shall  mean all fees, taxes and charges incurred under the Development Financing and in the construction of the Improvements including, but not limited to, interest charges, service and inspection fees, attorney's fees, title insurance fees and charges, recording fees and insurance premiums.

   11. "Development Financing Documents" shall mean this Agreement, the Lease, Assignment of Architects and Construction Contracts, Guarantees, and such other documents given to the Lessor as security for the Development Financing.

   12.  "LTIC-CDD" shall mean Lawyers Title Insurance Corporation
   - Construction Disbursement Department, the nationally recognized title insurer, to be LTIC-CDD under the Development Financing Disbursement Agreement executed by and between the parties of even date herewith.

   13. "Final Disbursement Date" shall mean the date of the final disbursement of the Development Financing provided hereunder.

   14. "Improvements" shall mean the structures and other improvements to be constructed on the Leased Premises in accordance with the Plans and Specifications.

   15.   "Initial  Disbursed  Funds"  shall  mean   those   funds
   disbursed on the Closing Date for land acquisition and related soft costs upon Lessor's acquisition of the Leased
   Premises.

   16. "Inspecting Architect" shall mean the architect, if any, hired by Lessor to perform inspections of the premises. An Inspecting Architect may only be engaged by Lessor in the event of a default relating to construction of the Improvements under the Development Financing Documents.

   17. "Leased Premises" shall mean the real property described in the Exhibit "A" attached to this Agreement, together with all Improvements, equipment and fixtures thereon.

   18. "Lessee Equity" shall mean the final Construction Costs less the amount of the Development Financing, and shall include $142,000 of Lessee's funds that shall be dispersed to fund the first $142,000 of construction costs incurred. Such infusion of Lessee Equity shall be demonstrated by Draw Requests and evidence of payment thereof by Lessee until such $142,000 shall be infused by Lessee. To the extent that the final Total Project Costs plus Lessee Equity shall be equal to or less than Three Million Eight Hundred Thirty Thousand Dollars, Lessee shall be reimbursed for Lessee Equity on the Final Disbursement Date. Pursuant to the Lease, all
   improvements constructed with Lessee Equity shall be the property of the Lessor.

   19. "Plans and Specifications" shall mean the plans and specifications prepared by the Project Architect who shall be licensed in the jurisdiction of the Leased Premises and selected by Lessee.

   20. "Project" shall mean the construction of the Improvements on the Leased Premises.

   21.  "Project Architect" shall mean the architect retained  by
   Lessee   to   design   and  supervise  construction   of   the
   Improvements.

   22. "Rental Modification Date" shall mean a date one hundred and fifty days (150) from the date hereof.

   23. "Sub-Contractors" shall mean those persons furnishing labor or materials for the Project pursuant to the Sub-
   Contracts.

   24.  "Sub-Contracts"  shall  mean the  contracts  between  the
   Contractor   and   its  materialmen  and  mechanics   in   the
   furnishing of labor or materials for the Project.

   25. "Title" shall mean Lawyers Title Insurance Corporation issuing the Lessor's fee owner's title insurance policy.

                           ARTICLE II
                   THE DEVELOPMENT FINANCING

   Subject to compliance with the provisions of this Agreement, Lessor agrees to advance to Lessee, and Lessee agrees to request from Lessor, the Development Financing. The Development Financing shall be advanced in stages by Lessor to LTIC-CDD and disbursed by LTIC-CDD pursuant to the provisions of Article VIII hereof. The Development Financing, or so much thereof as has been advanced hereunder, shall bear interest at the rate and shall be repaid in accordance with the terms hereof and the Lease. The proceeds of the Development Financing shall be used exclusively for the purposes of defraying Construction Costs.


                          ARTICLE III

                              N/A

                           ARTICLE IV
                  CONSTRUCTION OF IMPROVEMENTS

   Lessee agrees to commence construction of the Improvements within thirty (30) days from the date of this Agreement. After commencement of construction of any Improvements, Lessee agrees to diligently pursue said construction to completion, and to supply such moneys and to perform such duties as may be necessary to complete the construction of said Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of this Agreement and the Development Financing Documents, all of which shall be accomplished on or before the Completion Date, subject to Force Majeure and without liens, claims or assessments (actual or contingent) asserted against the Leased Premises for any material, labor or other items furnished in connection therewith, subject to Lessee's right to contest such liens, claims, or assessments provided the same are removed as a lien upon the Leased Premises prior to foreclosure of such lien, and all in full compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental jurisdiction. Lessee will provide to Lessor, upon request, evidence of satisfactory compliance with all the above requirements.

                           ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE LESSEE

Lessee hereby represents and warrants to the Lessor, which representations and warranties shall be deemed to be restated by Lessee each time Lessor makes an advance of the Development
Financing, that:

1.  VALIDITY OF DEVELOPMENT FINANCING DOCUMENTS - The Development
Financing Documents are in all respects legal, valid and binding according to their terms.

2. NO PRIOR LIEN ON FIXTURES - No mortgage, bill of sale, security agreement, financing statement, or other title retention agreement (except those executed in favor of Lessor) has been, or will be, executed with respect to any fixture (except Lessee's trade fixtures not financed with this Development Financing) used in conjunction with the construction, operation or maintenance of the improvements.

3.  CONFLICTING TRANSACTION OF LESSEE - The consummation  of  the transactions hereby contemplated and the performance of the obligations of Lessee under and by virtue of the Development Financing Documents will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement, or other instrument to which Lessee is a party or by which it may be bound or affected, the breach of which would materially affect Lessee's ability to perform its obligations hereunder.

4. PENDING LITIGATION - There are no actions, suits or proceedings pending, or to the knowledge of Lessee threatened, against or affecting it or the Leased Premises, or involving the validity or enforceability of any of the Development Financing Documents, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings that are fully covered by insurance or which, if adversely determined would not substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; and to the Lessee's knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

5. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS - To the best knowledge of Lessee, there are no violations or notices of violations of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - To the best knowledge of Lessee, the Plans and Specifications and construction pursuant thereto and the use of the Leased Premises contemplated thereby comply and will comply with all present governmental laws and regulations and requirements, zoning ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Leased Premises. Lessee agrees to provide the Project Architect's certification to such effect prior to the funding of the first disbursement under the Development Financing.

7. LESSEE'S STATUS AND AUTHORITY - If the Lessee be a corporation, limited liability company, trust or a partnership, Lessee warrants and represents that (i) it is duly organized, existing and in good standing under the laws of the state in which it is incorporated or created; (ii) it is duly qualified to do business and is in good standing in the state in which the Leased Premises are located; (iii) it has the corporate or other power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Agreement and the Development Financing Documents; and (iv) the execution and delivery of this Agreement and the Development Financing Documents and the performance and observance of the provisions hereof and thereof have been (or future acts will be) duly authorized by all necessary trust, partnership, or corporate actions of Lessee. Lessee will furnish such resolutions, affidavits and opinions of counsel to such effect as Lessor may reasonably require.

8. AVAILABILITY OF UTILITIES - All utility services necessary for the construction of the Improvements will be available prior to the commencement of construction, and all utility services necessary for the proper operation of the Improvements for their intended purposes are available at the Leased Premises or will be available at the Leased Premises prior to the Final Disbursement Date, at commercially comparable utility rates and hook-up charges for the vicinity, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities. Lessee shall furnish evidence of such availability of utilities from time to time at Lessor's request.

9. BUILDING PERMITS - All building permits required for the construction of the Improvements have been obtained prior to the commencement of the construction of the Improvements and copies of same will be delivered to Lessor.

10. CONDITION OF LEASED PREMISES - The Leased Premises are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty, nor to the best of Lessee's knowledge, subject to any action in eminent domain.

11. APPROVAL OF PLANS AND SPECIFICATIONS - To the best knowledge of Lessee in reliance upon the Project Architect's certification to such effect, the Plans and Specifications conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, to all governmental authorities which exercise jurisdiction over the Leased Premises or the construction thereon, and no construction will be commenced upon the Leased Premises until said Plans and Specifications shall have been approved by Lessor, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor. Subject to Article VI, paragraph 14, no material changes are to be made in the Plans and Specifications as approved without Lessor's prior consent, which consent shall not be unreasonably withheld or delayed and shall be given or withheld within ten business days after written request therefor; except, after prior written notice to Lessor, provided the Development Financing shall remain in balance as set forth in
Article  VII,  paragraph  3  herein,  Lessor  shall  consent   to
reallocation among line items or use of the Construction Contingency in the aggregate of not more than the amount budgeted as set forth on Exhibit B for Construction Contingency, unless Lessee shall deposit Owner Equity with LTIC-CDD in the amount of such excess over the budgeted amount.

12.       CONSTRUCTION  CONTRACTS  -  Lessee  has  entered   into
contracts with the Contractors or separate contracts with materialmen and laborers providing for the construction of the Improvements. Lessee will cause the Contractors to promptly furnish Lessor with the complete list of all Sub-contractors or entities as and when under contract, which Contractors propose to engage to furnish labor and/or materials in constructing the
Improvements (such list containing the names, addresses, and amounts of such sub-contracts as written in excess individually of $5,000, and prior to disbursement of funds to or for the benefit of such Subcontractors, affidavits of authorized signatory and other documents commercially reasonably required by Title to insure that the Leased Premises remain lien free) and will from time to time furnish Lessor or Title with true copies of all Contracts entered into by Lessee and with the terms of all verbal agreements therefor, if any, and as to subcontractors, letters signed by sub-contractors whose contracts are in excess of $5,000 setting forth the present amount of their contract and the amounts remaining to be paid under that contract, if the same information is not stated on a lien waiver reflecting the most currently requested payment to such subcontractor.

13. BROKERAGE COMMISSIONS - No brokerage commissions are due in connection with the transaction contemplated hereby or if there are commissions due or payable the same will be paid by Lessee. Lessee agrees to and shall indemnify Lessor from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Development Financing and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

14. NO PRIOR WORK - Except as may have been permitted by Lessor, no work or construction has been commenced or will be commenced by or on behalf of Lessee on the Leased Premises, nor has Lessee entered into any contracts or agreements for such work or construction which could result in the imposition of a mechanic's or materialmen's lien on the Leased Premises or the Improvements prior to or on parity with the interest of Lessor.

15. ENVIRONMENTAL IMPACT STATEMENT - All required environmental impact statements as required by any governmental authority having jurisdiction over the Leased Premises or the construction of the Improvements have been duly filed and approved.

16. ACCESS - The Leased Premises front on a publicly maintained road or street or have access to such a road or street under an easement or private way, which is not subject to a reversion in favor of any party.

17. FINANCIAL INFORMATION - Any financial statements heretofore delivered to Lessor are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, and fairly present the respective financial conditions of the subject thereof as of the respective dates thereof and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

                           ARTICLE VI
                      COVENANTS OF LESSEE

Lessee hereby covenants and agrees with Lessor as follows:

1. SURVEYS - Prior to execution of any Development Financing Documents and prior to the initial request for a Disbursement (as defined in Article VIII hereof), Lessee has furnished to Lessor three copies of a current perimeter land survey, in form and substance satisfactory to Lessor, certified to Lessor, giving a description of the Leased Premises and showing all encroachments onto or from the Leased Premises, currently certified by a registered surveyor and bearing his registry number and showing access rights, easements, or utilities, rights of way, all setback requirements upon the Leased Premises, improvements, matters affecting title and such other items as Lessor may reasonably request.

2. TITLE INSURANCE - Prior to the initial request for Disbursement the Lessee has furnished Lessor with an ALTA policy of title insurance, and prior to any subsequent request for Disbursement such ALTA policy of title insurance shall be brought down to the date of Disbursement by endorsement, all in form and substance satisfactory to Lessor issued at the Lessee's expense and written by Title insuring the Leased Premises to be marketable, free from exceptions for mechanic's and materialmen's liens and free from other exceptions not previously approved by the Lessor, naming Lessor as fee owner insured to the extent of advances made hereunder subject only to such exceptions as may be reasonably approved by Lessor.

3. RESTRICTIONS ON CONVEYANCE OR SECONDARY FINANCING - Lessee will not transfer, sell, convey or encumber the Leased Premises or subject the Leased Premises to any secondary financing in any way without the written consent of the Lessor, except as permitted in Article V, paragraph 2 relating to trade fixture financing sources or suppliers.

4. INSURANCE - To obtain or cause Contractor to obtain and maintain such insurance or evidence of insurance as Lessor may reasonably require, including but not limited to the following:

   (a) BUILDER'S RISK INSURANCE - Builder's Risk Insurance written on the so-called "Builder's Risk-Completed Value Basis" in an amount equal to the full replacement cost of the Improvements at the date of completion with coverage available on the so-called multiple peril form of policy, including coverage against collapse and water damage, naming Lessor as additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsement thereto, evidence of payment of premiums thereon and written agreements by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly delivered to Lessor, said insurance coverage to be kept in full force and effect at all times until the completion of construction of the Improvements.

   (b) HAZARD INSURANCE - Fire and Extended Coverage Insurance, and such other hazard insurance as Lessor may require and as called for in the Lease in an amount equal to the full replacement cost of the Improvements naming Lessor as an additional named insured, such insurance to be in such amounts and form and written by such companies as shall be reasonably approved by Lessor, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lessor ten (10) days' prior written notice of any intention to cancel) shall be promptly obtained and delivered to Lessor immediately upon completion of the construction of the Improvements and before any portion is occupied by Lessee or any tenant of Lessee with such insurance to be kept in full force and effect at all times thereafter.

   (c)   PUBLIC   LIABILITY  -  Comprehensive  public   liability
   insurance (including operations, contingent liability operations, operations of sub- contractors, completed operations and contractual liability insurance) in limits of coverage as set forth in the Lease.

   (d)  WORKMEN'S COMPENSATION INSURANCE - Evidence of compliance
   with   the   required   coverage  under  statutory   workmen's
   compensation requirements.

5. COLLECTION OF INSURANCE PROCEEDS - To cooperate with Lessor in obtaining for Lessor the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of the Lessee to Lessor incurred hereunder (including the payment by Lessee of the expense of an independent appraisal on behalf of Lessor in case of a fire or other casualty affecting the Leased Premises).

6. APPLICATION OF DEVELOPMENT FINANCING PROCEEDS - To use the proceeds of the Development Financing solely for the purpose of paying for Construction Costs and such incidental costs relative to the construction as may be reasonably approved from time to time in writing by Lessor, and in no event to use any of the Development Financing proceeds for personal, corporate or other purposes.

7. EXPENSES - To pay all costs of closing the Development Financing and all expenses of Lessor with respect thereto, including, but not limited to, legal fees by Lessor's counsel and all other reasonable attorney's fees (limited as set forth in the Commitment), costs of title insurance, transfer taxes, license and permit fees, recording expenses, surveys, intangible taxes, appraisal fees, Inspecting Architect fees, expenses of retaking possession upon default by Lessee hereunder or other costs of enforcement (including reasonable attorney's fees) and similar items.

8. LAWS, ORDINANCES AND ETC. - To comply promptly with any law, ordinance, order, rule or regulation of all authorities exercising jurisdiction over the Leased Premises or the construction thereon, including appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Project.

9. RIGHT OF LESSOR TO INSPECT LEASED PREMISES - Upon 48 hours notice, except in cases which Lessor reasonably deems to be an emergency, in which event upon reasonable notice under the circumstances, to permit Lessor and Title and their representatives and agents to enter upon the Leased Premises and to inspect the Improvements and all materials to be used in construction thereof and to cooperate and cause Contractor to cooperate with Lessor or Title and their representatives and agents during such inspections, provided that such is accomplished without interrupting the construction process. Provided, further, however, that this provision shall not be deemed to impose upon Lessor or Title any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any person with respect thereto.

10. BOOKS AND RECORDS - To set up and maintain accurate and complete books, accounts and records pertaining to the Project including the working drawings in a manner reasonably acceptable to Lessor. The Lessor, Title and Inspecting Architect shall have the right at all reasonable times and upon reasonable prior notice to inspect, examine and copy all books and records of Lessee relating to the Project, and to enter and have free access to the Leased Premises and Improvements and to inspect all work done, labor performed and material furnished in or about the Project, provided that such is accomplished without interrupting the construction process. Notwithstanding the foregoing, Lessee shall be responsible for making inspections as to the Improvements during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractors and all Subcontractors has been properly supplied or done in accordance with the applicable contracts. Lessee will hold Lessor and Title harmless from and Lessor and Title shall have and have no liability or obligation of any kind to Lessee or creditors of Lessee in connection with any defective, improper or inadequate workmanship or materials brought in or related to the Improvements or the Leased Premises, or any mechanic's liens arising as a result of such workmanship or materials. Upon Lessor's request, Lessee shall replace or cause to be replaced any such work or material found to be materially deficient by the Project Architect or Independent Architect. Lessor shall cooperate with Lessee in obtaining any rights under any applicable warranties to accomplish such work. Any inspections made by Inspecting Architect, Title or Lessor are for the sole benefit of Lessor and neither Lessee nor any creditor, tenant or vendee of Lessee shall be entitled to rely on such inspection. Lessee shall obtain for Lessor coincident rights to rely upon any warranties obtain by Lessee from its Contractors or subcontractors.

11. CORRECTION OF DEFECTS - To promptly correct any structural defects in the Improvements or any material departure from the Plans and Specifications not previously approved by Lessor. The advance of any Development Financing proceeds shall not constitute a waiver of Lessor's right to require compliance with this covenant.

12. SIGN REGARDING DEVELOPMENT FINANCING - To allow Lessor to erect and maintain at a suitable site on the Leased Premises, at a location to be chosen by Lessee in its reasonable discretion, a sign indicating that Development Financing is being provided by Lessor, to the extent permitted by law or private covenant, condition, or agreement affecting the Project.

13. ADDITIONAL DOCUMENTS - To furnish to Lessor all instruments, documents, initial surveys, footing or foundation surveys, if conducted, certificates, plans and specifications, appraisals, financial statements, title and other insurance reports and agreements and each and every other document and instrument required to be furnished by the terms hereof, all at Lessee's expense; to assign and deliver to Lessor such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the Leased Premises, as Lessor may require; and to do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the intents and purposes of this Agreement, the Lease, or the Commitment, as Lessor shall reasonably require from time to time.

14. ARCHITECTS AND CONSTRUCTION CONTRACTS - To commit no default nor knowingly permit a default under the terms of the Architects or Construction Contracts; To waive none nor knowingly permit a waiver of the obligations of the parties thereunder; To do no act which would relieve such parties from their obligations thereunder; To make no amendments to such contracts, without the prior written consent of Lessor; To enter into no change orders or extras that cause a reallocation among budgeted line items, or that in the aggregate or singularly result in a net increase in excess of 10% of the original contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Lessor shall be given written notice and copies of all change orders; provided, further, however, with written notice to Lessor prior to any request for funds subsequent to any such change order or reallocation, the Lessee shall be allowed to enter into any change order or extra which is accounted for by use of any reallocation among line items or any remaining budgeted Contingency line item, or if the same has been exhausted, Lessee shall be allowed increases in the original contract amount without Lessor's consent if Lessee has, upon the execution of said change order, deposited with Lessor the amount by which such change order increases the total Construction Cost; To allow all such contracts to be subject to the approval of Lessor for its loan purposes; To allow Lessor to take advantage of all the rights and benefits of the contracts upon any default by Lessee; and to submit evidence to Lessor that both the Architect and the Contractors will permit Lessor to acquire Lessee's interest under their respective contracts and the Contract Documents without additional charge or fee should an event of default occur hereunder, which default is not cured within applicable notice and cure periods.

15. ENFORCE PERFORMANCE OF SUB-CONTRACTS - To enforce, or cause to be enforced, the prompt performance of the Sub-Contracts in accordance with their terms and not to approve any changes in the same that in the aggregate or singularly result in a net increase in excess of 10% of the original General Contractor's contract amount without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, provided Lessee's right to enter into any such change order shall be on the same terms set forth in Section 14 above.

16. COMPLIANCE WITH RULES - To comply with, and to require the Contractors to comply with, all rules, regulations, ordinances and laws bearing on the conduct of the work on the Improvements, including the requirements of any insurer issuing coverage on the Project and the requirements of any applicable supervising boards of fire underwriters.

17. OPINIONS OF COUNSEL - To furnish such opinions of counsel as may be reasonably requested of the Lessee in connection with the matters contemplated by this Agreement.

18. SOIL TESTS - To provide the Lessor with a soil report prepared by an acceptable engineer certifying as to the status of the soil conditions on the Leased Premises, the need or lack of need for special pilings and foundations and that either any pilings and foundation necessary to support the Improvements have been placed in a manner and quantity sufficient to provide the required support or that no such pilings and foundations are necessary for the support and construction of the Improvements.

19. MARKETABLE TITLE - To execute and deliver or cause to be executed and delivered such instruments as may be required by the Lessor and Title to provide Lessor with a marketable, valid title to the Leased Premises subject only to such exceptions to title as may be reasonably approved by Lessor.

20.     VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS
- Lessee will permit no violations nor commit the same, of any federal or state law or municipal ordinance or order or requirement of the State in which the Leased Premises are located or any municipal department or other governmental authority having jurisdiction affecting the Leased Premises, which violations in any way have a material adverse affect on the Leased Premises and which remain uncured after notice by such governmental authority or department (if notice is required) and the expiration of the time within which Lessee may cure such violation, or if no time limitation is specified, within a reasonable time after notice to cure such violation .

21. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS - The Plans and Specifications and construction pursuant thereto and the use of the Leased Premises contemplated thereby will comply with all governmental laws and regulations and requirements, zoning ordinances, standards, and regulations of all governmental bodies exercising jurisdiction over the Leased Premises, including environmental protection and equal employment regulations, and appropriate supervising boards of fire underwriters and similar agencies.

22.      APPROVAL  OF PLANS AND SPECIFICATIONS -  The  Plans  and
Specifications will conform to the requirements and conditions set out by applicable law or any effective restrictive covenant, and to all governmental authorities which exercise jurisdiction over the Leased Premises or the construction thereon.


                          ARTICLE VII
             CONDITIONS PRECEDENT TO A DISBURSEMENT

It shall be a condition precedent to each Disbursement under this Development Financing Agreement that:

1.  DEVELOPMENT  FINANCING DOCUMENTS - The Development  Financing
Documents shall have been duly executed and delivered to Lessor and shall be in full force and effect.

2. LESSEE EQUITY - Lessee shall have paid all of the Lessee Equity funds into the Project before the first Disbursement (or any subsequent Disbursement if additional Lessee Equity should be required) and Lessee shall deliver evidence of such payment reasonably satisfactory to Lessor.

3. DEVELOPMENT FINANCING BALANCE - As of the date immediately prior to any Disbursement, the total amount of unadvanced proceeds of the Development Financing shall be sufficient, in the commercially reasonable opinion of Lessor (the opinion of Lessor being based upon affidavit of the General Contractor, the Project Architect, the Inspecting Architect, or other reliable licensed third party contractor) to complete the Improvements free of liens. To the extent the total of the unadvanced proceeds of the Development Financing shall be insufficient, at any time, in Lessor's reasonable opinion, (based upon the affidavit as set forth above) to complete the Improvements, or be less than the total Construction Costs not yet paid for or not yet incurred
(including interest accruing for the remainder of the term or extensions thereof, if any), the Lessee shall immediately deposit with the Lessor or with Title, as additional Lessee Equity funds, an amount equal to such deficiency and such additional Lessee Equity funds shall be disbursed by LTIC-CDD prior to the Disbursement of any further advance or advances under this Agreement.

4. NO DEFAULT - No event of default, which remains uncured after the expiration of applicable cure periods, shall exist under this Agreement or the Development Financing Documents.

5. REPRESENTATIONS AND WARRANTIES - The representations and warranties in Article V hereof shall be true and correct on and as of the date of each Disbursement.

6. COVENANTS - Lessee shall have complied with all of the covenants made by it in Article VI hereof.

7. SWORN CONSTRUCTION STATEMENT - Prior to the initial disbursement hereunder, the Lessee shall have submitted to Lessor and Title a Construction Cost Statement or the Construction Contract (if such information is contained therein) sworn to by Lessee and Contractors reflecting all major Sub-Contractors or materialmen who shall then be engaged in furnishing labor, materials or supplies for the Improvements. The list should show the name of each and every Contractor, Sub-Contractor and materialman (or at least such entities or individuals whose contract is in excess of $5,000), its address and an estimate of the dollar value of the work, labor and materials to be done or supplied and a general statement of the nature of the work to be done or materials to be supplied by each Contractor. Thereafter, if such list should change or new subcontractors shall execute contracts not reflected on the above list, the Lessee shall furnish to the Lessor any amendments or additions to the original statement as so submitted.

8.  APPLICATION  FOR  PAYMENT - Lessor  shall  have  received  an
Application for Payment pursuant to Article VIII hereof.

9. TITLE - Title shall issue its endorsement to the title policy insuring the Lessor as fee owner under the policy in the aggregate amounts of all prior Disbursements and the requested
Disbursement.

10. WORK IN PLACE - All work or materials for which a Disbursement is requested shall be in place and incorporated into the Improvements.

                          ARTICLE VIII
   METHODS OF DISBURSEMENTS OF DEVELOPMENT FINANCING PROCEEDS

The Development Financing shall be disbursed (a "Disbursement") as follows:

1. PROCEDURE - Not more often than monthly, Lessee may submit an Application for Payment in the form attached hereto as Exhibit "C" requesting the Disbursement of proceeds under the Development Financing (a "Draw Request"), which request shall be submitted to Lessor and to LTIC-CDD at least five (5) business days prior to the date on which a Disbursement is requested. Provided the conditions of this Development Financing Agreement are met on the date requested for such advance, Lessor shall advance to LTIC-CDD amounts certified to be currently payable by Lessee (excluding the retainage hereinafter specified) for the then incurred portion of Total Construction Costs pursuant to the Application for Payment. All costs shall have been approved in writing by the Project Architect, Lessee, Contractor, and if required by Lessor, by the Inspecting Architect. All interest accruing need not be disbursed to LTIC-CDD, but may be immediately and automatically credited by Lessor to the Development Financing account. LTIC-CDD shall disburse all funds advanced to it by Lessor in accordance with the terms and provisions of this Agreement and any special escrow requirements imposed by LTIC-CDD as a condition to its acting as the disbursing agent hereunder. The disbursed proceeds of the Development Financing shall bear interest from and including the date of disbursement to LTIC-CDD or the date of credit by Lessor provided that in the event LTIC-CDD shall fail to disburse any advances within five (5) business days after the date set for an advance, LTIC-CDD shall return said advance to Lessor and interest on such advance shall abate from and after the date of such return. Any amounts disbursed to LTIC-CDD and returned by LTIC-CDD to the Lessor shall not be deemed to be advanced under the Development Financing Documents. Each Application for Payment shall clearly set forth the amounts due to Lessee and to each Contractor out of the requested Development Financing and shall be accompanied by the following:

   a. A Draw Request Certificate in the form attached hereto as Exhibit "D" certifying that each contractor or materialman for which payment is requested in the relevant Application for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contract; that all work for which an Application for Payment is made substantially conforms to the Contract Documents and any approved changes, and is in place; and that sufficient funds remain of the undisbursed Development Financing proceeds to complete the Project and that all funds previously disbursed have been applied as per the previous Application for Payment.

   b. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Contractors for all work done and all materials furnished to the Leased Premises and included in such current Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases of lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

   c. Waivers of Mechanics' Liens and Materialmen's Liens executed by all Sub-Contractors and workmen and materialmen for all work done and all materials furnished to the Leased Premises and included in the immediately preceding Application for Payment, or evidence reasonably required by Title to insure over the same by special specific endorsement, or such other releases or lien pursuant to bonding or otherwise to prevent such liens from attaching to the Leased Premises.

   d. Such other supporting evidence, including invoices and receipts as may be requested by Lessor or LTIC-CDD to substantiate all payments which are to be made out of the Disbursement or to substantiate all payments then made in respect to the Project.

2. INTEREST ADVANCE - If interest has accrued on the Development Financing and is unpaid or fees are payable to the Lessor hereunder, Lessor shall be, and hereby is, authorized at any time to advance to itself from the proceeds of the Development Financing the total amount of such accrued interest and fees, whether or not an Application for Payment has been submitted by the Lessee and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same effect as if advanced under the provisions above. It is understood Lessor may establish an automatic interest reserve whereby Lessor may withdraw from the Development Financing account on a regular basis the accrued interest on the Development Financing and credit the Development Financing balance with the same.

3. ASSESSMENT AND TAX ADVANCE - As taxes and assessments become due on the Leased Premises, Lessor shall be, and hereby is, authorized to advance to itself automatically from the proceeds of the Development Financing, the total amount of such taxes and assessments and the same shall be deemed to be an advance of the proceeds of the Development Financing under this Agreement in the same manner and with the same effect as if advances under the provisions above, if not previously paid before due pursuant to Lessee's obligations under the Lease.

4. DISBURSE UNDER DEVELOPMENT FINANCING DOCUMENT - All sums advanced and disbursed hereunder shall be disbursed under and shall be secured by the Development Financing Documents.

5. PAYMENTS TO SUBCONTRACTORS - In its reasonable discretion LTIC-
CDD   may   make  payments  directly  to  any  subcontractor   or
materialman.

6. RETAINAGE - Each Disbursement shall be limited to an amount equal to ninety percent (90%) of the value, exclusive of Contractor's profit and overhead, of the materials and labor furnished to the Leased Premises and the balance (herein called the Retainage) shall be retained by Lessor, provided that thirty
(30) days after completion by each subcontractor or materialman of his subcontract Lessor will disburse to such party, or to the Contractor on behalf of such party the Retainage withheld from said party, provided that as a condition to such disbursement the Lessee and Project Architect and the Inspecting Architect shall certify to Lessor the date that such Party's subcontract has been fully and satisfactorily completed and the subcontractor or materialmen shall have supplied Title with satisfactory final lien waivers, including final lien waivers for any of its submaterialmen or sub- contractors and the requirements of any bonding company issuing the Bonds shall have been fulfilled. Any Retainage due the Contractor for work performed or materials furnished by the Contractor and the final balance of Contractor's profit and overhead shall be disbursed on the Final Disbursement Date pursuant to Article IX hereof. Contractor's profit and overhead shall be disbursed based upon and in proportion to the percentage of completion of the Project, or amounts payable under the Construction Contract for work actually performed, whichever is less, as certified by the Project Architect.

                           ARTICLE IX
              FINAL DEVELOPMENT FINANCING BALANCE

    Unless and until Lessor and Lessee have entered into a mutually satisfactory escrow holdback and undertaking agreement to, inter alia, complete the Improvements and otherwise satisfy the requirements of this Article IX, at no time and in no event shall Lessor be obligated to disburse the balance of the proceeds of the Development Financing, including any Retainage until the date the following have been satisfied (the "Final Disbursement Date"):

1. Lessor shall have received reasonably satisfactory evidence of the final completion of the Improvements in substantial accordance with the Contract Documents and the Certificate of Final Completion from the Project Architect accepted by the Contractor and Lessee.

2. Lessor shall have received satisfactory as-built surveys reflecting the final location of the Improvements as fully completed on the Leased Premises in accordance with the Contract Documents, said survey to be prepared by a registered or licensed surveyor bearing his registry number, certifying to Lessor as to the legal description of the Leased Premises and showing all Improvements located on the Leased Premises and indicating the street address of the Improvements, absence of any encroachments on the Leased Premises or from the Leased Premises onto adjacent land, showing all access points, and showing conformance to all set back requirements and delineating all utility easements that are specifically legally described, rights of way and other matters affecting the Leased Premises, and certifying as to the total acreage of the land, the exterior dimensions of the Improvements, and the number of parking spaces, if any, and such other matters as Lessor may reasonably request.

3. Lessor shall have received a requisite affidavit of the Lessee, Contractor and Project Architect, and approved by the Inspecting Architect certifying as to the final cost of the Improvements.

4. Title shall have been furnished with such final lien waivers sufficient in the opinion of Title to dissolve any possible Mechanic's and Materialman's Liens affecting title to the Leased Premises or Lessee shall have provided a bond or other security sufficient to remove the lien as an encumbrance upon title to the Leased Premises and Title shall have issued its endorsements to the title policy increasing the insured coverage to the full amount of all sums disbursed under this Development Financing Agreement.

5. Lessor shall have received evidence that all of the terms, provisions and conditions on the part of the Lessee to be performed or caused to be performed hereunder and under the Lease, including but not limited to obtaining casualty insurance for the full insurable value of the Improvements, have been fulfilled to the satisfaction of Lessor.

6. Lessor shall have received a Final Certificate of Occupancy issued by the appropriate governmental authority covering the Improvements and a Certificate of Substantial Completion from the Project Architect indicating that the Improvements as built comply with all building codes and zoning ordinances, including any plat requirements or requirements of recorded operating covenants or agreements affecting the Leased Premises.

7. All remaining uncompleted "punch list" items shall have been satisfactorily completed.

8. The requirements of all bonding companies, if any, with respect to release of retainage shall have been met.

9. An amendment to the Lease shall be executed by Lessee and Lessor setting forth the date the first Lease Year shall end and the Rent for the balance of the first Lease Year, and evidencing the satisfaction and termination of this Agreement.


                           ARTICLE X
                       EVENTS OF DEFAULT

An "event of default" shall be deemed to have occurred hereunder and under the Lease, if:

1. DEFAULT UNDER DEVELOPMENT FINANCING DOCUMENTS - Any default or event of default occurs (which remains uncured after the expiration of any applicable cure period as may be set forth in any Development Financing Document) under any of the Development Financing Documents as defined therein; or

2. FAILURE TO COMPLETE CONSTRUCTION - Lessee shall fail for any reason, except Lessor's wrongful refusal to fund the Development Financing pursuant to the terms hereof, to substantially complete the construction of the Improvements by the Completion Date; or

3. BREACH OF AGREEMENT - Lessee breaches or fails to perform, observe or meet any covenant or condition of this Agreement, provided, however, with respect to non-monetary defaults hereunder, Lessee shall have twenty days after notice from Lessor to cure such non-monetary default, or if such default (but for the payment of monies) cannot be cured within twenty days, such longer time as may be reasonably necessary to effect a cure if Lessee is diligently pursuing a course of conduct reasonably designed to cure the default.; or

4. BREACH OF WARRANTY - Any warranties made or agreed to be made in any of the Development Financing Documents or this Agreement shall be breached by Lessee or shall prove to be false or misleading, and the same shall not be cured or made to be true and correct within the applicable cure periods; or

5. FILING OF LIENS AGAINST THE LEASED PREMISES - Any lien for labor, material, taxes or otherwise shall be filed against the Leased Premises and such lien shall not be promptly paid, released, contested in an appropriate forum, or bonded over to Lessor's reasonable satisfaction before the lien shall materially adversely affect Lessor's interest in the Premises; or

6. LITIGATION AGAINST LESSEE - Any suit shall be filed against Lessee, and is not resolved within 120 days and, which if adversely determined, could substantially impair the ability of Lessee to perform each and every one of its obligations under and by virtue of the Development Financing Documents; or

7. LEVY UPON THE LEASED PREMISES - A levy be made under any process on the Leased Premises and such levy shall not be promptly Bonded over prior to the execution of such levy; or

8. TRANSFER OF LEASED PREMISES - Lessee shall without the prior written consent of Lessor, voluntarily or by operation of law, sell, transfer, convey or encumber all or any part of its interest in the Leased Premises or in any of the personalty located thereon, or used or intended to be used in connection therewith; or

9. ABANDONMENT - Lessee abandons the project or delays or ceases work thereon for a period of fifteen consecutive (l5) days, or delays construction or suffers construction to be delayed for any period of time for any reason whatsoever so that completion of Improvements cannot be accomplished in the judgment of Lessor on or before the Completion Date, subject to force majeure; or

10. BANKRUPTCY - Lessee shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment, or similar relief under any present or future bankruptcy or insolvency statute, law or regulation, or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in any such proceedings, or shall not have the same dismissed or vacated, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not after the appointment without the consent or acquiescence of it of a trustee, receiver, or liquidator of any material part of its properties have such receiver, liquidator or appointment vacated; or

11. EXECUTION LEVY - Execution shall have been levied against the Leased Premises or any lien creditors commence suit to enforce a judgment lien against the Leased Premises or such action or suit shall have been brought and shall not be immediately bonded over and shall continue unstayed and in effect for a period of more than 120 consecutive days; or

12. ATTACHMENT - Any part of the Lessor's commitment to make the advances hereunder shall at any time be subject or liable to attachment or levy at the suit of any creditor of the Lessee or at the suit of any subcontractor or creditor of the Contractor and shall remain unstayed prior to the time Lessor shall be obligated to comply with the same.

                           ARTICLE XI
                       REMEDIES OF LESSOR

Lessee hereby agrees that the occurrence of any one or more of the events of default set out in Article X hereof, shall also constitute an event of default under each of the Development
Financing   Documents,  thereby  entitling  Lessor,   after   the
expiration of any applicable cure period, at its option, to proceed to exercise any or all of the following remedies:

1. EXERCISE OF REMEDIES - To exercise any of the various remedies provided in any of the Development Financing Documents, including the acceleration of the Put described in Articles XIV hereof;

2. CUMULATIVE RIGHTS - Cumulatively to exercise all other rights, options and privileges provided by law;

3. CEASE MAKING ADVANCES - To refrain from making any advances under this Agreement but Lessor may make advances after the happening of any such event without thereby waiving the right to refrain from making other further advances or to exercise any of the other rights Lessor may have.

4.  RIGHTS  TO  ENTER - To require Lessee to  vacate  the  Leased
Premises and permit Lessor (whether prior to the exercise of the Put or during any period prior to the closing of the sale pursuant to the Put;

   (a) To enter into possession;

   (b) To perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications;

   (c)   To  employ  security  watchmen  to  protect  the  Leased
Premises; and

   (d) To disburse that portion of the Development Financing Proceeds not previously disbursed (including any Retainage) to the extent necessary to complete the construction of the Improvements in accordance with the Contract Documents and if the completion requires a larger sum than the remaining undisbursed portion of the Development Financing, to disburse such additional funds, all of which funds so disbursed by Lessor shall be deemed to have been disbursed to Lessee. For this purpose, Lessee hereby consents upon an uncured default by Lessee after the expiration of any applicable notice and cure period, to the Lessor taking the following actions, or not, in Lessor's reasonable discretion: to complete the construction of the Improvements in the name of the Lessee, and hereby empowers Lessor to take all actions necessary in connection therewith including but not limited to using any funds of Lessee including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the said portion of the Improvements in the manner called for by the Contract Documents; to make such additions and changes and corrections in the Contract Documents which shall be necessary or desirable to complete the said portion of the Improvements in substantially the manner contemplated by the Contract Documents; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Leased Premises, or may be necessary or desirable for the completion of the said portion of the Improvements or the clearance of title to the Leased Premises; to execute all applications and certificates in the name of Lessee which may be required by any construction contract and to do any and every act with respect to the construction of the said portion of the Improvements which Lessee may do in its own behalf. Lessor shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the said portion of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Lessee hereby assigns and quitclaims unto Lessor all sums to be advanced hereunder including Retainage. Any funds so disbursed or fees or charges so incurred shall be included in any amount necessary for the Lessee to pay pursuant to the Put.

   (e) To discontinue making advances hereunder to the Lessee and to terminate Lessor's obligations under this Agreement.

5. RIGHTS NON CUMULATIVE - No right or remedy by this Agreement or by any Development Financing Document or instrument delivered by the Lessee pursuant hereto, conferred upon or reserved to the Lessor shall be or is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy or now or hereafter arising at a law or in equity or by statute. Except as Lessor may hereafter otherwise agree in writing, no waiver by Lessor or any breach by or default of Lessee of any of its obligations, agreements, or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such a breach, nor shall Lessor be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

6. EXPENSES - The Development Financing and this Agreement and the performance by the Lessor or Lessee of their obligations hereunder shall be without cost and expense to the Lessor, all of which costs and expenses the Lessee agrees to pay and hold Lessor harmless of and payment of which shall be secured by the Development Financing Documents. Specifically, Lessee agrees to pay all title charges, surveyor's fees, appraisals, loan fees and attorney's fees and costs and the like incurred in connection with this Agreement.

                          ARTICLE XII
              GENERAL CONDITIONS AND MISCELLANEOUS

The following conditions shall be applicable throughout the term of this Agreement:

1. RIGHTS OF THIRD PARTIES - All conditions of the obligations of Lessor hereunder, including the obligation to make disbursements are imposed solely and exclusively for the benefit of Lessee, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lessor will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lessor at any time if in its sole discretion it deems it desirable to do so. In particular, Lessor makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. In this connection, Lessee agrees to and shall indemnify Lessor from any liability, claims or losses resulting from the disbursement of the Development Financing proceeds or from the condition of the Leased Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Development Financing made by Lessor to Lessee in connection therewith, except for Lessor's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement and shall continue in full force and effect so long as the possibility of any such liability, claims or losses exists.

2. EVIDENCE OF SATISFACTION OF CONDITIONS - Any condition of this Agreement which requires the submission of evidence of the existence or non- existence of a specified fact or facts implies as a condition the existence or non- existence, as the case may be, of such fact or facts, and Lessor shall, at all times, be free independently to establish to its reasonable satisfaction such existence or non-existence.

3.  ASSIGNMENT - Lessee may not assign this Development Financing
Agreement or any of its rights or obligations hereunder without the prior written consent of Lessor.

4. SUCCESSORS AND ASSIGNS - Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Lessee or by or on behalf of the Lessor shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

5. HEADINGS - The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6. INVALID PROVISIONS TO AFFECT NO OTHERS - If fulfillment of any provision hereof, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and such clause or provision shall be deemed invalid as though not herein contained, and the remainder of this Agreement shall remain operative in full force and effect.

7. NUMBER AND GENDER - Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

8. AMENDMENTS - Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9. NOTICES - Any notice which any party hereto may desire or may be required to give to any of the parties shall be in writing and the mailing thereof by certified mail, or equivalent, to the respective parties' addresses set forth hereinabove or to such other place such party may by notice in writing designate as its address shall constitute service of notice hereunder.

10. GOVERNING LAW - This Development Financing Agreement is made and executed pursuant to and is intended to be governed by the laws of the State where the Leased Premises are located.

11. FORCE MAJEURE - Anything in this Agreement to the contrary notwithstanding, Lessee shall not be deemed in default with respect to the performance of any of the terms, provisions, covenants, and conditions of this Agreement (except for the payment of all other monetary sums payable hereunder, to which the provisions of this Section shall not apply), if the same shall be due to any strike, lockout, civil commotion, warlike operations, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, impracticability of obtaining any materials or labor (except due to the payment of monies), shortage or unavailability of a source of energy or utility service, Act of God, casualty, adverse weather conditions, or any cause beyond the reasonable control of Lessee (except due to the payment of monies). Provided, however, in order to invoke the extension of the Completion Date afforded by this section, Lessee shall notify Lessor in writing within five days of the occurrence of such force majeure, and in any event the Completion Date shall be extended as a result of such occurrence no more than reasonably necessary and in no event no more than 90 days.

                          ARTICLE XIII
  DAMAGE, DESTRUCTION, CONDEMNATION, USE OF INSURANCE PROCEEDS

   1. DAMAGE OR DESTRUCTION OF THE LEASED PREMISES. Lessee will give the Lessor prompt notice of any damage to or destruction of the Leased Premises and in case of loss covered by policies of insurance the Lessor (whether before or after the exercise of the Put if Lessee be in default hereof) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that the Lessee may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $100,000.00. Any expense incurred by the Lessor in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Lessor) shall be reimbursed to the Lessor first out of any proceeds. Subject to paragraph 4 hereof, the proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased Premises, the choice of application to be solely at the discretion of Lessor.

   2. CONDEMNATION. Lessee will give the Lessor prompt notice of any action, actual or threatened, in condemnation or eminent domain affecting the Leased Premises and hereby assigns, transfers, and sets over to the Lessor the entire proceeds of any award or claim for damages for all or any part of the Leased Premises taken or damaged under the power of eminent domain or condemnation, the Lessor being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Lessee will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Leased Premises unless prior written consent of Lessor is obtained. Any expenses incurred by the Lessor in intervening in such action or collecting such proceeds shall be reimbursed to the Lessor first out of the proceeds. Subject to paragraph 4 hereof, the proceeds or any part thereof shall be applied to reduction of the Put Price, which Put may then be exercised by Lessor, without the application of any prepayment premium, or to the restoration or repair of the Leased Premises, the choice of application to be solely at the discretion of Lessor.

   3. DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS. Any restoration or repair shall be done under the supervision of an architect acceptable to Lessor and pursuant to plans and specifications approved by the Lessor. Subject to paragraph 4 below, in any case where Lessor may elect to apply the proceeds to repair or restoration or permit the Lessee to so apply the proceeds they shall be held by Lessor for such purposes and will from time to time be disbursed by Lessor to defray the costs of such restoration or repair under such safeguards and controls as Lessor may reasonably require to assure completion in accordance with the approved plans and specifications and free of liens or claims, to be disbursed as if such disbursements were disbursements of Development Financing. Lessee shall on demand deposit with Lessor any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Lessor may reasonably require. Any surplus which may remain after payment of all costs of restoration or repair shall be applied against the rent then most remotely to be paid, whether due or not, without application of any prepayment premium or credit.

   4. LESSOR TO MAKE PROCEEDS AVAILABLE. In the event of insured damage to the improvements or in the event of a taking by condemnation of only a portion of the improvements or land area of the Leased Premises, provided, the Completion Date need not be extended more than 90 days, the appraised value of the Leased Premises after such restoration or repair shall not have been reduced, and provided further, no event of default exists under this Agreement after the expiration of any applicable cure periods and Lessee is diligently pursuing a course of conduct reasonably designed to cure such default, and the Lessee certifies to Lessor their intention to remain in possession of the Leased Premises without any abatement or adjustment of rental payments, the Lessor agrees to make the proceeds available to the restoration or repair of the improvements on the Leased Premises in accordance with the provisions of paragraph 3 hereof.



                          ARTICLE XIV
                   MANDATORY PUT UPON DEFAULT

   Should Lessee commit an event of Default under this Agreement or any Development Financing Document (after the expiration of any applicable notice and cure period) ("Uncured Default"), Lessor shall have the following rights:

   Upon an Uncured Default, or damage or destruction or condemnation of the Leased Premises not addressed by paragraph XIII (4), if Lessor elects to exercise the following option, Lessee shall purchase the Leased Premises from Lessor subject to the following terms and conditions:

   A. The purchase price at which Lessor shall sell the Leased Premises to Lessee, shall be the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Leased Premises at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the terms hereof.

   B. At such time as Lessor shall elect to sell the Leased Premises, Lessor shall give Lessee written notice of its intent to exercise its option to sell the Leased Premises to Lessee, including in such notice Lessor's calculation of the Purchase Price through the actual closing of the sale of the Leased Premises to Lessee pursuant to the terms hereof (the "Sale Date"), which shall be sixty days from such notice by Lessor. Lessee shall on or before the Sale Date deliver the purchase price as set forth in subparagraph (A) of this Article to Lessor. Upon such delivery, which shall be preceded by ten (10) days notice to Lessor, Lessor shall deliver to Lessee a warranty deed and appropriate affidavits evidencing that Lessor transfers the Leased Premises to Lessee subject to restrictions, easements or other encumbrances upon title existing as of the date of delivery, if any, except to the extent, if any, placed of record or caused by Lessor. The purchase price to be paid to Lessor shall be a net amount. All expenses in connection with the transfer of the Leased Premises, including, but not limited to appraisal fees, title insurance, recording fees, documentary stamps, conveyance tax, title evidence, and all other closing costs, shall be paid by the Lessee. The purchase price shall be paid by Lessee in cash to Lessor concurrently with the conveyance of the Leased Premises by the Lessor to the Lessee. If Lessor elects to sell the Leased Premises to Lessee pursuant to the terms hereof, the Leased Premises shall be conveyed by the Lessor to the Lessee "As Is".

   If Lessee shall fail to pay the Purchase Price on or before the Sale Date, Lessor may terminate the Lease, and sell the Leased Premises to any third party purchaser. Lessor may then send Lessee notice of the shortfall (the "Deficiency"), if any, between the amount of the net proceeds received by Lessor in such sale, and the total amount of Initial Disbursed Funds disbursed by Lessor to acquire the Parcel at the Closing Date (as defined in the Commitment), plus the total amount of funds disbursed pursuant to this Agreement, plus all accrued interest and incurred expenses of Lessor fundable pursuant to this Agreement, plus all reasonable costs of collection and enforcement of the terms hereof. Lessee shall immediately upon receipt of such notice of Deficiency remit the amount of the Deficiency in good funds to Lessor.

   Lessor's rights under this Mandatory Put shall expire on the Final Disbursement Date when the amendment to the Lease has been executed by all parties as set forth in Article IX hereof.

                           ARTICLE XV
          RENT, INTEREST, AND RENTAL MODIFICATION DATE

1. Rent shall be payable by Lessee and calculated as follows, on the funds advanced by Lessor on the Closing Date for the purchase of the land and related closing costs (the "Initial Disbursed Funds"): Rent shall accrue in the amount of $11,390 per month absent an uncured Default by Lessee; absent an uncured Default, accrued rent during the period of construction of the Improvements prior to the Rental Modification Date shall not be payable until the Final Disbursement Date. Upon the occurrence of an uncured Default, all accrued rent shall be immediately due and payable.

   On the Rental Modification Date, if not otherwise in default hereunder, Lessee shall begin paying Rent by the first of each month (prorata for the balance of any partial month in which the Rental Modification Date occurs, payable with the first such adjusted Rent payable on the first day of the first full month following the Rental Modification Date) in the amount of $13,065 per month out of pocket. On the Final Disbursement Date, absent an Uncured Default, Rent shall be adjusted and documented by the lease amendment contemplated in ARTICLE IX hereof and paid to Lessor as described in ARTICLE F. of the Commitment.

   2. Disbursed proceeds of the Development Financing shall accrue interest at a rate of Eight and one-half percent (8.5%) per annum, which interest shall accrue unpaid unless advanced by Lessor to itself, or Lessee shall default hereunder, which default shall remain uncured after the expiration of any applicable notice and cure period. However, one hundred and fifty days (150) from the date hereof, (the "Rental Modification Date"), Lessee shall begin making monthly payments of subsequently accruing interest at the rate of 9.75% per annum out of pocket ("Out of Pocket Invoiced Interest") within 5 days after invoice from Lessor.

   3. Upon the occurrence of an event of default which remains uncured after the expiration of applicable notice and cure periods, disbursed proceeds of the Development Financing shall accrue interest at a rate of Fifteen Percent (15.0%) per annum, or the highest rate allowed by law, whichever is less, and the rental rate on the Initial Disbursed funds shall increase to Fifteen Percent (15.0%) per annum, or the highest rental rate allowed by law, whichever is less.

                          ARTICLE XVI
                     COUNTERPART EXECUTION

   Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

   IN WITNESS WHEREOF, Lessee and Lessor have hereunto caused these presents to be executed on the date first above written.

        Razzoo's, Inc., a Texas corporation

        By: /s/ D Fricke
        Its:  Director of Finacne & Accounting



   [Lessor's Signature appears on following page.]



        AEI Net Lease Income & Growth Fund XIX Limited Partnership

        By: AEI Fund Management XIX, Inc.

        By:/s/ Robert P Johnson
               Robert P. Johnson, President


        AEI Real Estate Fund XVIII Limited Partnership

        By:  AEI Fund Management XVIII, Inc.

        By:/s/ Robert P Johnson
               Robert P. Johnson, President


        AEI Private Net Lease Millennium Fund Limited Partnership

        By:  AEI Fund Management XVIII, Inc.

        By:/s/ Robert P Johnson
               Robert P. Johnson, President


        AEI Income & Growth Fund 23 LLC

        By:  AEI Fund Management XXI, Inc.

        By: /s/ Robert P Johnson
                Robert P. Johnson, President





                         EXHIBIT "A"

All that tract or parcel of land lying and being located Land Lot
796,  1st  District,  2nd  Section, City  of  Alpharetta,  Fulton
County, Georgia and being more particularly described as follows:

BEGINNING at a point located at the Southwest end of a miter at the intersection of the East right of way (R/W) line of Haynes Bridge Road (R/W varies) and the Southeast R/W line of North Point Parkway (130' R/W): thence along said miter North 33 26' 45" East, a distance of 58.73 feet to a point on the Southeast R/W line of North Paint Parkway; thence following said R/w line North 84 09' 13" East, a distance of 90.00 feet to a point; thence 152.49 feet along a curve to the left, said curve having a chord of North 78 33' 41" east 152.25 feet and a radius of 781.20 feet to a point; thence 213.48 feet along a curve to the left, said curve having a chord of North 65 08' 28" East 212.82 feet and a radius of 781.20 feet to a 1/2" rebar set and the TRUE POINT OF BEGINNING; thence continuing along said R/W line 26.70 feet along a curve to the left, said curve having a chord of North 56 79'58" East 26.70 feet and a radius of 781.20 to a po9int; thence North 55 21' 13" East, a distance of 320.00 feet to a point ; thence 14.34 feet along a curve to the right, said curve having a chord of North 55 39' 04" East 14.34 feet and a radius of 651.20 feet to a 1/2 " rebar set at the Northwest end of a miter at the intersection of said R/W line and the northwest R/W line of Georgia Lane (R/W varies)" thence along said miter South 67 34' 15" East, a distance of 103.65 feet to a 1/2" rebar set on the northwest R/W line of Georgia Lane; thence following said R/W line South 20 00' 59" East, a distance of 51.07 feet to a point; thence 268.67 feet along a curve to the right, said curve having a chord of South 15 04' 23" West 263.88 feet and a radius of
409.50 feet to a po9int; thence South 34 52' 09" West, a distance of 175.47 feet to a concrete nail set; thence leaving said R/W line North 55 07' 51" West , a distance of 77.67 feet to a 1/2" rebar set; thence North 36 20' 19" West, a distance of 292.87 feet to the TRUE POINT OF BEGINNING, Said tract contains 2.593 acres or 112962 square feet.

TOGETHER  WITH THE RIGHTS OF EGRESS AND INGRESS AS SET  FORTH  IN
THAT  CERTAIN INTERPARCEL ACCESS EASEMENT CONTAINED IN DB  24701,
PAGE 280, RECORDS OF FULTON COUNTY, GA.




                          RAZZOO'S
                    ALPHARETTA, GEORGIA
               PRELIMINARY PROJECT COST BUDGET
                    CREATED: MAY 19, 2000


     LAND AND HARD COSTS:
     Land Acquisition Cost                             $1,600,000.00

     Building/General Construction                      1,575,982.00
     Sitework                                             304,239.00
     Construction Contingency-10.0%                       175,000.00
     SUBTOTAL HARD COSTS                               $3,655,221.00

     SOFT COSTS:
     Landscaping - vendor contract                        100,000.00
     Survey                                                 1,500.00
     Architect                                             64,140.00
     Engineer-civil                                        11,500.00
     Site Engineering                                              0
     Phase I Environmental                                         0
     Permits & Fees                                         4,500.00
     Architect Development Services                        10,000.00
     Builders Risk Insurance                                1,600.00
     Soils Report/Materials Tests                                  0
     Title Insurance & Closing Costs
        (Construction and S/L)                             15,000.00
     Development Interest                                  38,680.00
     Attorney's Fees-Borrower                               5,000.00
     Attorney's Fees - AEI                                 12,000.00
     AEI 1% Reimbursement                                  37,900.00
     AEI State Qualification Fees                           1,000.00
     Appraisal                                              3,500.00
     AEI Credit Report Fees (Promesa)                         600.00
     Miscellaneous                                         16,175.00

     SUBTOTAL SOFT COSTS                               $  316,779.00

     TOTAL PROJECT COST                                $3,972,000.00
     RAZZOO'S EQUITY CONSTRIBUTION                      ($142,000.00)
     AEI TOTAL PROJECT COST                            $3,830,000.00